Exhibit 99.1

Waitr Holdings Announces Completion of Exchange Offer and Plan to Exchange Remaining Outstanding Public Warrants

LAKE CHARLES, LA, February 25, 2019 — Waitr Holdings Inc. (Nasdaq: WTRH) (“Waitr”) today announced the completion and settlement of its previously announced exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its publicly traded warrants (the “public warrants”). The Offer expired at 11:59 p.m., Eastern Standard Time, on February 22, 2019 (the “Expiration Time”). Based on the information provided by Continental Stock Transfer & Trust Company, the exchange agent for the Offer, a total of 24,769,192 public warrants were validly tendered and not withdrawn prior to the Expiration Time, representing approximately 99.1% of the total public warrants outstanding, including 119,892 public warrants that were tendered through notice of guaranteed delivery. On February 25, 2019, Waitr accepted all such public warrants and expects to issue an aggregate of 4,458,438 shares of common stock in exchange for the public warrants tendered. Delivery of the shares to be issued in exchange for the public warrants will be made promptly. As a result of the consents received in the Consent Solicitation, Waitr also executed an amendment (the “Warrant Amendment”) to the warrant agreement governing its outstanding public warrants, pursuant to which, it will exchange all remaining untendered public warrants on March 12, 2019, in accordance with the terms of the Warrant Amendment.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, the securities described herein, and is also not a solicitation of the related consents. The Offer was made only pursuant to the terms and conditions of the Prospectus/Offer to Exchange and related letter of transmittal.

About Waitr Holdings Inc.

Founded in 2013 and based in Lake Charles, Louisiana, Waitr is a leader in on-demand food ordering and delivery. Waitr, along with recently acquired food delivery company Bite Squad, connect local restaurants to hungry diners in underserved U.S. markets. Together they are the most convenient way to discover, order and receive great food from the best local restaurants and national chains. As of December 31, 2018, Waitr and Bite Squad serviced approximately 18,000 restaurants and 600 cities throughout the U.S.

Forward-Looking Statements

This press release contains “forward-looking statements,” as defined by federal securities laws. Forward-looking statements reflect Waitr’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Waitr’s Registration Statement on Form S-4, filed January 25, 2019, as such factors may be updated from time to time in Waitr’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Waitr’s filings with the SEC. While forward-looking statements reflect Waitr’s good faith beliefs, they are not guarantees of future performance. Waitr disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Waitr (or to third parties making the forward-looking statements).

Contact:

WaitrIR@icrinc.com